Exhibit 4.1

CONFIDENTIAL	EXECUTION VERSION

AMENDED AND RESTATED

STOCKHOLDERS AND

REGISTRATION RIGHTS AGREEMENT

by and among

Altice USA, Inc.,

the Stockholders signatories hereto

and

the other parties signatories hereto

Dated as of June 7, 2018

Section 5.13	Specific Performance	36
Section 5.14	No Third Party Liability	36
Section 5.15	Further Assurances	37
Section 5.16	Splits	37

SCHEDULE A		53

STOCKHOLDERS		53

SCHEDULE B		54

ALTICE ENTITIES		54

SCHEDULE C		55

BCP ENTITIES		55

SCHEDULE D		56

CPPIB ENTITIES		56

SCHEDULE E		57

NEXT ALT ENTITIES		57

AMENDED AND RESTATED

STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT (as it may be amended or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 7, 2018 and which shall be effective simultaneously with the consummation of the Distribution (as defined below), is entered into by and among Altice USA, Inc., a Delaware corporation (the “Company”), Altice (as defined below), Next Alt (as defined below), the Stockholders identified in Schedule A hereto (as such schedule may be updated, from time to time, by the Board as the Board deems appropriate to reflect changes thereon), and any other stockholder of the Company who becomes a party to this Agreement from time to time pursuant to the terms hereof.

RECITALS

WHEREAS, in connection with the initial public offering of the Company (the “Initial Public Offering”) and the transactions related thereto, the Company entered into that certain Stockholders and Registration Rights Agreement, dated June 27, 2017 (the “Initial Agreement”), with Altice and the Stockholders identified in Schedule A thereto.

WHEREAS, on January 8, 2018, Altice announced that it intended to effect a separation of the Company and Altice (the “Separation”) by means of a pro-rata distribution in kind of substantially all of the shares of common stock of the Company owned directly or indirectly by Altice to the Altice shareholders (the “Distribution”);

WHEREAS, as a result of the Distribution, Next Alt will have voting control of the Company; and

WHEREAS, in connection with the Separation and in accordance with Section 5.02 of the Initial Agreement, the Altice Entities, the BCP Entities and the CPPIB Entities have agreed to amend and restate the Initial Agreement to grant Next Alt certain rights with respect to the registration of Registrable Securities and other matters on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and with the intent to be legally bound, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01                             Certain Definitions.  As used in this Agreement, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure (a) of material non-public information that, in the Board’s good faith judgment, after consultation with an independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement or report, and (iii) the Company has a bona fide business purpose for not disclosing publicly, or (b) that would otherwise be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required under this Agreement, in the Board’s good faith judgment, after consultation with an independent outside counsel to the Company.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and, with respect to any Sponsor Entity, any Altice Entity or any Next Alt Entity, as the case may be, (i) an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act, (ii) an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act of any Person that is a general partner, manager, managing member, controlling stockholder or discretionary manager or advisor of any Sponsor Entity, any Altice Entity or any Next Alt Entity, and (iii) any investment fund, vehicle or holding company that is directly or indirectly managed or advised by any Affiliate of any Person that is a general partner, manager, managing member, controlling stockholder or discretionary manager or advisor of any Sponsor Entity, any Altice Entity or any Next Alt Entity; provided, however, that notwithstanding the foregoing, (x) an Affiliate shall not include any “portfolio company” (as such term is customarily used among institutional investors) of any Person and (y) none of the Company and its subsidiaries shall be considered an Affiliate of any Altice Entity or any Next Alt Entity.

“Agreement” has the meaning set forth in the Preamble.

“Altice” means Altice N.V., a public company with limited liability (naamloze vennootschap) under Dutch law, together with its successors and permitted assigns.

“Altice Entities” means each of the entities listed on Schedule B hereto and any Permitted Transferee that becomes a party to this Agreement in accordance with the terms hereof.

“BCP” means CIE Management IX Limited and its Permitted Transferees.

“BCP Entities” means each of the entities listed on Schedule C hereto and any Permitted Transferee that becomes a party to this Agreement in accordance with the terms hereof.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, Paris or Amsterdam are authorized or obligated by law or executive order to close.

“Class A Shares” means shares of Class A common stock, par value $0.01, of the Company.

“Class B Shares” means shares of Class B common stock, par value $0.01, of the Company.

“Class C Shares” means shares of Class C common stock, par value $0.01, of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble, together with its successors and permitted assigns.

“Confidential Information” has the meaning set forth in Section 5.12.

“CPPIB” means Canada Pension Plan Investment Board and its Permitted Transferees.

“CPPIB Entities” means each of the entities listed on Schedule D hereto and any Permitted Transferee that becomes a party to this Agreement in accordance with the terms hereof.

“CVC 2” means CVC 2 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.

“CVC 3” means CVC 3 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, together with its successors and permitted assigns.

“Demand Notice” has the meaning set forth in Section 4.01(a).

“Demand Period” has the meaning set forth in Section 4.01(d).

“Demand Registration” has the meaning set forth in Section 4.01(a).

“Demand Registration Notice” has the meaning set forth in Section 4.01(e).

“Demand Registration Statement” has the meaning set forth in Section 4.01(a).

“Demand Suspension” has the meaning set forth in Section 4.01(f).

“Demanding Party” has the meaning set forth in Section 4.01(a).

“Director” has the meaning set forth in Section 3.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, and any rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission, legislature, regulator, official or other similar recognized organization body or instrumentality of any country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Joinder Agreement” means a joinder agreement to this Agreement substantially in the form attached hereto as Exhibit A.

“Long-Form Registration” has the meaning set forth in Section 4.01(a).

“Loss” or “Losses” has the meaning set forth in Section 4.09(a).

“Material Adverse Change” means (i) any general suspension of trading in or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions, and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse, to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Minimum Amount” means the lowest of (i) $100,000,000, (ii) one percent (1%) of the value of the Shares that are publicly traded as of the close of business on the most recent Business Day or (iii) such lesser amount as agreed by the Sponsors, Next Alt and Altice.

“Next Alt” means Next Alt S.à r.l., a Luxembourg private company with limited liability, together with its successors and permitted assigns.

“Next Alt Entities” means each of the entities listed on Schedule E hereto and any Permitted Transferee that becomes party to this Agreement in accordance with the terms hereof.

“NYSE” has the meaning set forth in Section 3.01(b).

“Observer” has the meaning set forth in Section 3.01(a).

“Participating Stockholder” means, with respect to any Registration, any Stockholder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transferee” means (i) with respect to a Sponsor Entity, any other Sponsor Entity, with respect to an Altice Entity, any other Altice Entity, and with respect to any Next Alt Entity, any other Next Alt Entity, (ii) any Affiliate of a Sponsor or Sponsor Entity, Altice or Altice Entity or Next Alt or Next Alt Entity; (iii) any successor entity of such Sponsor or Sponsor Entity, Altice or such Altice Entity or Next Alt or such Next Alt Entity, or any wholly-owned and controlled Affiliate or such successor entity, or (iv) any other investment fund or vehicle of which such Sponsor, Altice or Next Alt, or an Affiliate thereof serves as a general partner, manager, managing member, controlling stockholder or discretionary manager or advisor.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 4.03(a).

“Pre-IPO Entity” means CVC 2, CVC 3 and Neptune Holding US Limited Partnership.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Shares and any securities that may be issued or distributed or be issuable in respect of any Shares by way of conversion, dividend, stock split or other distribution, merger (including a domestic or cross-border legal merger), consolidation, exchange, recapitalization or reclassification or similar transaction currently held or hereafter acquired by the Stockholders or their Permitted Transferees; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act), or (iii) such Registrable Securities shall have been otherwise transferred and uncertificated book-entry positions that do not have a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement.  The terms “Register”, “Registered” and “Registering” shall each have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 4.08(a).

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s Affiliates and it and such Affiliates’ officers, directors, employees, agents, attorneys, accountants, actuaries and consultants.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Shares” means (i) the Class A Shares as of the date hereof (including Class A Shares that would be issuable upon conversion of the Class B Shares as of the date hereof) and/or (ii) any other equity interest issued in respect thereof or into which such Class A Shares shall have been changed, whether issued or changed in connection with or in furtherance of a purchase, issuance, grant, stock split, stock dividend, reorganization, reclassification, recapitalization, combination or similar transaction, or in connection with or in furtherance of the acquisition of or investment in another company or business (whether through a purchase of securities, a merger (including a domestic or cross-border merger), consolidation, recapitalization, consolidation, purchase of assets or otherwise).

“Shelf Notice” has the meaning set forth in Section 4.02(c).

“Shelf Period” has the meaning set forth in Section 4.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 4.02.

“Shelf Registration Statement” means a Registration Statement for any offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Shelf Suspension” has the meaning set forth in Section 4.02(d).

“Short-Form Registration Statement” has the meaning set forth in Section 4.01(a).

“Sponsor(s)” means, either, BCP or CPPIB, and together, BCP and CPPIB.

“Sponsor Entity” means, either, the BCP Entities or the CPPIB Entities, and together, the BCP Entities or the CPPIB Entities.

“Stockholder” means any of the Altice Entities, the Next Alt Entities, the BCP Entities and the CPPIB Entities, together with their respective successors and assigns or any other holder of Shares that becomes a party to this Agreement pursuant to a Joinder Agreement.

“Stockholder Shelf Registration Amount” has the meaning set forth in Section 4.02(a).

“Underwritten Offering” means a Registration in which Shares are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

Section 1.02                             Construction.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to articles and sections refer to articles and sections of this Agreement, and all references to exhibits and schedules are to exhibits and schedules attached hereto, each of which is made a part hereof for all purposes.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The word “or” shall be disjunctive but not exclusive.

(e)                                  The captions and headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

(f)                                   Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(g)                                  Except as otherwise specifically provided in this Agreement, where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

(h)                                 Except as otherwise specifically provided in this Agreement, any document, agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, supplemented or modified, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(i)                                     “$” and “dollars” means United States dollars and the term “cash” means dollars in immediately available funds.

(j)                                    The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

ARTICLE II.

REPRESENTATIONS; WARRANTIES AND COVENANTS

Section 2.01                             Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each other Stockholder and to the Company that on the date hereof:

(a)                                 Existence; Authority; Enforceability.  Such Stockholder has the necessary power and authority to enter into and deliver this Agreement, to carry out its obligations hereunder and consummate the transactions contemplated hereby.  To the extent such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by such Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(b)                                 Absence of Conflicts.  The execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of such Stockholder; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Stockholder is a party or by which such Stockholder’s assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to such Stockholder.

(c)                                  Consents.  Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration or filing is required to be made or obtained by such Stockholder in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.  There are no proceedings pending, or, to the knowledge of such Stockholder, threatened in writing against any such Stockholder that, if adversely determined, would reasonably be expected to impair in any material respect the ability of such Stockholder to perform its obligations or prevent or materially delay the consummation of the transactions contemplated hereunder.

Section 2.02                             Representations and Warranties of the Company.  The Company hereby represents and warrants to each Stockholder that on the date hereof:

(a)                                 Existence; Authority; Enforceability.  The Company has the necessary power and authority to enter into and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The Company is duly organized, incorporated and validly existing as a corporation incorporated under the laws of the State of Delaware, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(b)                                 Absence of Conflicts.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the organizational documents of the Company or any of its subsidiaries; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company or any of its subsidiaries is a party or by which the Company’s or any of its subsidiaries’ assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to the Company or any of its subsidiaries.

(c)                                  Consents.  Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company or any of its subsidiaries in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.  There are no proceedings pending, or, to the knowledge of the Company, threatened in writing against the Company that, if adversely determined, would reasonably be expected to impair in any material respect the ability of the Company to perform its obligations or prevent or materially delay the consummation of the transactions contemplated hereunder.

Section 2.03                             Entitlement of the Company and the Stockholders to Rely on Representations and Warranties.  The foregoing representations and warranties may be relied upon by the Company, and by the Stockholders, in connection with the entering into of this Agreement.

ARTICLE III.

GOVERNANCE

Section 3.01                             Observer Rights

(a)                                 For so long as each of the BCP Entities and the CPPIB Entities individually own four percent (4%) or more of the issued and outstanding Class A Shares and Class B Shares (without regard to the voting power of such Class B Shares) and there is no Director who is a designee of such Sponsor Entity on the Board, such Sponsor Entity shall have the right to designate one (1) non-voting observer to the Board (each, an “Observer”).  The appointment and removal of any Observer shall be by written notice to the Board.  Each Observer shall be a natural person.  Each Observer shall be entitled to be present at all meetings of the Board and any committee thereof and shall be notified of any such meeting by reasonable prior notice, including such meeting’s time and place, in the same manner as the directors of the Board (the “Directors”) and shall receive copies of all written materials distributed to the Directors for purposes of such meetings at the same time as the Directors (except to the extent an Observer has been excluded therefrom pursuant to Section 3.01(b)); provided, however, that the Observer shall have executed a non-disclosure and confidentiality agreement and such other acknowledgments and agreements reasonably satisfactory to the Board and the Sponsor Entity that designated such Observer, which for the avoidance of doubt, shall permit the Observer to share information as provided in Section 5.04; provided, further, that such Observer (x) shall not have voting rights with respect to actions taken or elected not to be taken by the Board or be counted for purposes of determining whether there is a sufficient quorum for the Board to conduct its business and (y) shall be subject to all rules governing the Board and nothing herein shall prevent the Board from acting by written instrument to the extent permitted by applicable law; provided, further, that if at any time (upon written notice to the Company), a Sponsor Entity elects to suspend the receipt of the information provided by the Company under Section 5.04(b), such Sponsor Entity may also elect to suspend the right to appoint an Observer in accordance with this Section 3.01.

(b)                                 Notwithstanding the foregoing, the Company may exclude an Observer from access to any material or meeting or portion thereof if:

(i)                                     the Board concludes in good faith, upon advice of the Company’s outside legal counsel, (A) that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counselor or (B) that an Observer has a potential conflict of interest; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or

(ii)                                  such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and an Observer (assuming such Observer were a member of the Board) would not meet the then-applicable standards for independence adopted by the New York Stock Exchange (the “NYSE”), or such other exchange on which the Company’s securities are then traded.

Section 3.02                             Compliance with this Agreement

(a)                                 The Company and each Stockholder shall take all actions that are permitted by law and necessary to implement the provisions of this Article III.  Notwithstanding anything that may be permitted pursuant to the organizational documents of the Company, no Person shall take any action with respect to the Company that would be inconsistent with the provisions of this Agreement.

(b)                                 The Company shall use commercially reasonable efforts to have any Observer covered by the Company’s existing director and officer indemnity insurance on the same terms and conditions as such director and officer indemnity insurance provides for the coverage of any other persons covered thereby.

(c)                                  The Company shall indemnify an Observer to the same extent as a director under Article VII of the Amended and Restated Certificate of Incorporation of the Company, and the provisions thereof shall to the fullest extent possible apply mutatis mutandis to any Observer.

Section 3.03                             Reimbursement of Expenses The Company shall reimburse each Observer for all reasonable and documented out-of-pocket expenses incurred in connection with such Observer’s attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.  All reimbursements payable by the Company pursuant to this Section 3.03 shall be paid to an Observer in accordance with the Company’s policies and practices with respect to director expense reimbursement then in effect.

ARTICLE IV.

REGISTRATION RIGHTS

Section 4.01                             Demand Registration.

(a)                                 Demand Rights.  Each Sponsor, Altice and Next Alt may, individually or jointly, make a written request to the Company for Registration (such notice, a “Demand Notice”) of all or part of the Registrable Securities held, directly or indirectly, by such Sponsor, Altice or Next Alt (a “Demanding Party”) or their Permitted Transferees (i) on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration”), or (ii) on Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration Statement”) if the Company is qualified to use such short form (any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Securities included in the Demand Registration would, if fully sold, yield gross proceeds (prior to deducting underwriting discounts and commission and offering expenses) to such Stockholder of at least the Minimum Amount; provided, further, that if the Company has a Shelf Registration Statement filed with the SEC and the Registrable Securities to be sold are included in such Shelf Registration Statement, then such Demand Registration shall be exercised in accordance with Section 4.02(e).  Each Demand Notice shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.  Upon receipt of a request for a Demand Registration from a Demanding Party, within (x) ninety (90) days from the date of delivery of the Demand Notice in the case of a request for a Long-Form Registration, or (y) thirty (30) days from the date of delivery of the Demand Notice in the case of a request for a Short-Form Registration, the Company shall use its reasonable best efforts to file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”).

(b)                                 Demand Registration.

(i)                                     Altice and Next Alt shall have the right to request pursuant to Section 4.01(a) unlimited Demand Registrations during each twelve (12) month period beginning on the date hereof.

(ii)                                  Each Sponsor shall have the right (which may be exercised individually or jointly between the Sponsors) to request pursuant to Section 4.01(a) one (1) Demand Registration during each twelve (12) month period beginning on the date hereof; provided, however, that if the managing underwriters of a proposed Underwritten Offering of the Registrable Securities advise the Board not to include all of the securities to be included in a Demand Registration pursuant to Section 4.01(h), each Sponsor that was a Demanding Party shall have one (1) additional Demand Registration during such twelve (12) month period.

(c)                                  Demand Withdrawal.  Each Demanding Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.  Upon receipt of notices from the applicable Demanding Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and if the Demanding Party had previously withdrawn its Registrable Securities from a Demand Registration pursuant to this Section 6.01(c) within the last twelve (12) months, such Registration shall be deemed a Demand Registration with respect to such Demanding Party for purposes of Section 6.01(b), unless the withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Company to make an Adverse Disclosure.

(d)                                 Effective Registration.  The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied or waived other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Party.  Notwithstanding anything to the foregoing, the Company shall use its reasonable best efforts to keep any Demand Registration Statement filed in response to a Registration Request effective for as long as is necessary for all Registrable Securities covered by such Demand Registration Statement to be sold thereunder.

(e)                                  Demand Registration Notice.  Promptly upon receipt of any request for a Demand Registration pursuant to Section 4.01(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Registration Notice”) of any such Registration request to all other Stockholders (including any Sponsor Entity, Altice Entity or Next Alt Entity that is not a Demanding Party), and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Registration Notice has been delivered.  All requests made to the Company by a Stockholder pursuant to this Section 4.01(e) shall specify the aggregate number of Registrable Securities to be registered and the intended method of distribution of such securities.  At any time prior to the effectiveness of the Registration Statement for the Demand Registration, such other Stockholder may revoke such request, without liability to the Demanding Party or the Company, by providing a written notice, no later than one Business Day prior to the scheduled effectiveness of the Registration Statement, to the Company revoking such request.

(f)                                   Delay in Filing; Suspension of Registration.  If the filing, effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders, delay the filing or effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”).  In the case of a Demand Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Stockholders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any misstatement of or omission of a material fact and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Stockholders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Party.

(g)                                  Underwritten Offering.  If a Demanding Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.  There shall be two (2) managing underwriters, and the Demanding Party shall have the right to select one of the managing underwriters to administer such offering, with the Company selecting the other managing underwriter.  Any additional non-managing underwriters shall be agreed upon by the Demanding Party and the Company after consultation with the managing underwriters.

(h)                                 Priority of Demand Registrations.  If the managing underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Party), advise the Board, in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (A) first, 100% of the securities proposed to be sold in such Demand Registration by the Company, (B) second, and only if all the securities referred to in clause (A) have been included, pro rata among Altice, Next Alt and the Sponsors that have requested the Demand Registration based on the relative number of Registrable Securities then held by Altice, Next Alt or such Sponsor, and (C) third, and only if all of the Registrable Securities referred to in clause (B) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(i)                                     In the event any Stockholder requests to participate in a Registration pursuant to this Section 4.01 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Stockholder.

Section 4.02                             Shelf Registration.

(a)                                 Filing.  After the date on which the Company is eligible to file a Shelf Registration Statement on Form S-3, as promptly as practicable following a request as may be made from time to time by one or more Stockholders, the Company shall file with the SEC a

Shelf Registration Statement relating to the offer and sale by Stockholders from time to time of the number of Registrable Securities specified in the requests of the Participating Stockholder(s) pursuant to this Section 4.02 and the other Stockholders pursuant to Section 4.02(c) in accordance with the methods of distribution elected by the Participating Stockholder(s) and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.  If a Stockholder makes a request pursuant to this Section 4.02(a) to file a Shelf Registration Statement, the Company shall promptly (and, in any event, within five (5) Business Days) notify the other Stockholders in writing.  No later than ten (10) Business Days after the receipt of the initial request to file a Shelf Registration Statement pursuant to this Section 4.02(a), each Stockholder shall notify the Company in writing of the number of its Registrable Securities (if any) that such Stockholder is requesting to be registered on such Shelf Registration Statement.  At any time prior to or after the filing of a Shelf Registration Statement, any of the Stockholders may request that the number of its Registrable Securities (if any) previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter.  The aggregate number of Registrable Securities that the Stockholders request to be so registered on such Shelf Registration Statement (as increased from time to time at the election of either of the Stockholders pursuant to the immediately foregoing sentence) shall be referred to in this Section 4.02 as the “Stockholder Shelf Registration Amount;” provided, that, the Company shall not be obligated to effect any registration pursuant to this Section 4.02(a), unless the Stockholder Shelf Registration Amount to be registered is reasonably expected to result in aggregate gross proceeds (prior to deducting underwriting discounts and commissions and offering expenses) of at least the Minimum Amount.

(b)                                 Continued Effectiveness.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Stockholders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Stockholders with Registrable Securities registered under such Shelf Registration is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).  Subject to Section 4.02(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Stockholders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c)                                  Shelf Notice.  Promptly upon receipt of any request by a Stockholder to file a Shelf Registration Statement or any request by a Stockholder to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 4.02(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to all other Stockholders specifying the Stockholder Shelf Registration Amount.  Each Stockholder shall have the right to include in such registration its Registrable Securities by delivering an irrevocable written notice to the Company specifying the number of Registrable Securities such Stockholder desires to so include no later than ten (10) Business Days of the delivery of the Shelf Notice, and the Company shall include in such registration the number of Registrable Securities for which the Company receives written notice in accordance with this provision.

(d)                                 Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”) for up to sixty (60) days for each suspension, with not more than two (2) suspensions in any one hundred and eighty (180) day period.  In the case of a Shelf Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Stockholders upon the termination of any Shelf Suspension and amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Stockholders such numbers of copies of the Prospectus as so amended or supplemented as the Stockholders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsors.

(e)                                  Underwritten Offering.  If a Demanding Party elects that an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, the Company shall amend or supplement the Shelf Registration Statement for such purpose.  There shall be two (2) managing underwriters, and the Demanding Party shall have the right to select one of the managing underwriters to administer such offering, with the Company selecting the other managing underwriter.  Any additional non-managing underwriters shall be agreed upon by the Demanding Party and the Company after consultation with the managing underwriters.  Each Stockholder shall have the right to include in such offering its Registrable Securities in the manner described in Section 4.02(c).  The provisions of Section 4.01(h) shall apply to any Underwritten Offering pursuant to this Section 4.02(e).

Section 4.03                             Piggyback Registration.

(a)                                 Participation.  If, at any time following the Initial Public Offering, the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a registration incidental to an issuance of debt securities under Rule 144A, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or a dividend reinvestment plan), then, as soon as reasonably practicable (but in no event less than thirty (30) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Stockholders, and such notice shall offer the Stockholders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Stockholder may request in writing (a “Piggyback Registration”).  Subject to Section 4.03(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Stockholders of any such notice (or ten (10) Business Days in the case of a Shelf Notice); provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall, in its reasonable judgment, determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Sponsors to request that such Registration be effected as a Demand Registration under Section 4.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other securities.  Subject to Section 4.03(b), if the offering pursuant to such Registration Statement is to be underwritten, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 4.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Stockholder may, participate in such Underwritten Offering.  If the offering pursuant to such Registration Statement is to be on any other basis, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 4.03(a) must, and the Company shall make such arrangements so that each such Stockholder may, participate in such offering on such basis.  Each Stockholder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement by providing a written notice prior to the filing of a preliminary Prospectus that will be used to begin any “road show” to market the Registrable Securities.

(b)                                 Priority of Piggyback Registration.  If the managing underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Stockholders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Stockholders and any other Persons intend to include in such Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Piggyback Registration shall be (i) first, 100% of the securities proposed to be sold by the Company, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Stockholders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Stockholder (provided that any securities thereby allocated to a Stockholder that exceed such Stockholder’s request shall be reallocated among the remaining requesting Stockholders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clauses (i) and (ii) have been included in such Registration, any other number of Registrable Securities that any other Person exercising a contractual right to demand Registration proposes to sell, that, in the opinion of such managing underwriter(s), can be sold.

(c)                                  No Effect on Demand Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 4.03 shall be deemed to have been effected pursuant to Section 4.01 and Section 4.02 or shall relieve the Company of its obligations under Section 4.01 or Section 4.02.

Section 4.04                             Black-out Period.

(a)                                 Black-out Periods for Stockholders.  In the event of a Registration of Registrable Securities by the Company after the Initial Public Offering in an Underwritten Offering, the Stockholders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by both Sponsors, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters, subject to any exceptions agreed to by such managing underwriter or underwriters.

(b)                                 Black-out Periods for the Company and Others.  In the case of a Registration of Registrable Securities pursuant to Section 4.01 or Section 4.02 for an Underwritten Offering, the Company agrees, if requested by the participating Sponsors or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the participating Sponsors or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the underwriting agreement in connection therewith), to the extent timely notified in writing by the Sponsors or the managing underwriter or underwriters, subject to any exceptions agreed to by such managing underwriter or underwriters.  The Company agrees to use its reasonable best efforts to obtain from each Stockholder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted.  Without limiting the foregoing (but subject to Section 4.07), if after the date hereof the Company grants any Person (other than a Stockholder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 4.04 as if it were a Stockholder hereunder.

Section 4.05                             Registration Procedures.

(a)                                 In connection with the Company’s Registration obligations under Section 4.01, Section 4.02 and Section 4.03, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)                                     prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Stockholders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Stockholders and their respective counsel and (y) except in the case of a Registration under Section 4.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Sponsors or the underwriters, if any, shall reasonably object;

(ii)                                  subject to the provisions of Section 4.01(e), as soon as reasonably practicable (in the case of a Demand Registration or Shelf Registration, no later than thirty (30) days after a request for a Demand Registration or Shelf Registration on Form S-3 or ninety (90) days after a request for a Demand Registration or Shelf Registration on Form S-1) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii)                               prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Sponsor, (y) reasonably requested by any other Participating Stockholder (to the extent such request relates to information relating to such Stockholder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)                              notify the Participating Stockholders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been submitted confidentially, filed publicly or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening, of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)                                 promptly notify the Participating Stockholders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement contains any misstatement or omission of a material fact required to be stated therein or the Prospectus included in such Registration Statement (as then in effect) contains any misstatement or omission of a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus) in light of the circumstances under which they were made, not misleading or, if for any other reason it shall be necessary during, such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Stockholder, and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)                              use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)                           promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Sponsors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)                        furnish to each Participating Stockholder and each underwriter, if any, without charge, as many conformed copies as such Stockholder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)                              deliver to each Participating Stockholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Stockholder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Stockholder or underwriter;

(x)                                 on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Stockholders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Stockholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 4.01(d) or Section 4.02(b), whichever is applicable;

(xi)                              cooperate with the Participating Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of Registrable Securities to be sold and, if represented by certificates, the certificate representing such Registrable Securities not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii)                           use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)                        not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)                       make such reasonable representations and warranties to the Participating Stockholders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv)                          enter into such reasonable customary agreements (including underwriting and indemnification agreements in customary form) and take all such other reasonable actions as the Sponsors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)                       obtain for delivery to the Participating Stockholders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement and the date of the closing of any over-allotment or similar underwriter option exercise, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Stockholders or underwriters, as the case may be,  and their respective counsel;

(xvii)                    in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Stockholders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and bring-down cold comfort letters dated the closing under the underwriting agreement and the date of the closing of any over-allotment or similar underwriter option exercise;

(xviii)                 cooperate with each Participating Stockholder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)                       use its reasonable best efforts to comply with all applicable securities laws and make available to its Stockholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)                          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)                       use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on the NYSE or each other securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxii)                    subject to appropriate confidentiality arrangements, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Sponsors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Sponsors or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; and

(xxiii)                 in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such

Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)                                 The Company may require each Participating Stockholder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Stockholder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing.  Each Participating Stockholder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)                                  Each Participating Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.05(a)(v), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.05(a)(v), or until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 4.05(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 4.06                             Underwritten Offerings.

(a)                                 Demand and Shelf Registrations.  If requested by the underwriters for any Underwritten Offering requested by the Stockholders or the Sponsors, as applicable, pursuant to a Registration under Section 4.01 or Section 4.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Sponsors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type.  The Participating Stockholders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof.  Such Stockholders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Stockholders.  Such Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholders, such Stockholder’s title to the Registrable Securities, such Stockholder’s intended method of distribution and any other representations required to be made by such Stockholder (provided that any such representation shall be made on a several basis) under applicable law, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s net proceeds from such Underwritten Offering.

(b)                                 Piggyback Registrations.  If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Stockholder pursuant to Section 4.03 and subject to the provisions of Section 4.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Stockholder among the securities of the Company to be distributed by such underwriters in such Registration.  The Participating Stockholders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Stockholders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Stockholders.  Any such Stockholder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s title to the Registrable Securities and such Stockholder’s intended method of distribution or any other representations required to be made by such Stockholder under applicable law, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s net proceeds from such Underwritten Offering.

(c)                                  Participation in Underwritten Registrations.  Subject to provisions of Section 4.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)                                 Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 4.01 or Section 4.02, subject to the provisions of Section 4.03, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the holders of a majority of the Registrable Securities participating in such Registration or Shelf Registration, as the case may be, with the approval of the Board, which approval may not be unreasonably withheld.  In addition, subject to the provisions of Section 4.01(c), in the case of any Underwritten Offering, each of the Stockholders that have not delivered a Demand Registration Notice may withdraw their request to participate in the registration pursuant to Section 4.01, Section 4.02 or Section 4.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements, or documentation that would require otherwise.

Section 4.07                             No Inconsistent Agreements; Additional Rights.  The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders by this Agreement.

Without the consent of the Sponsors (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not enter into any agreement granting registration or similar rights to any Person.

Section 4.08                             Registration Expenses                         .

(a)                                 All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one (1) legal counsel chosen by the holders of a majority of the Registrable Securities participating in such Registration or Shelf Registration, as the case may be, (ix) all reasonable fees and disbursements of such local legal counsel as may reasonably be required by any selling stockholder participating in such Registration, (x) any reasonable fees and disbursements of underwriters (excluding discounts and commissions which shall be paid pro rata by holders of Registrable Securities) customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging.  All such expenses are referred to herein as “Registration Expenses.”

(b)                                 To the extent Registration Expenses are not required to be paid by the Company under Section 4.08(a), each holder of Registrable Securities included in any Registration hereunder shall pay those Registration Expenses allocable to the Registration of such holder’s Registrable Securities so included, and any Registration Expenses not so allocable shall be borne by sellers of Registrable Securities included in such Registration in proportion to the aggregate selling price of the Registrable Securities to be so Registered.

Section 4.09                             Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Stockholder, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the

Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss”, and collectively, “Losses”) arising out of or based upon (i) any misstatement or omission or alleged misstatement or omission of a material fact required to be included in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof, supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act, (ii) any misstatement or omission or alleged misstatement or omission of a material fact stated in the Prospectus or preliminary prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any indemnified party and shall survive the transfer of such securities by such Stockholder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)                                 Indemnification by the Participating Stockholders.  Each Participating Stockholder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any misstatement or omission or alleged misstatement or omission  of a material fact required to be included in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof, supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act, (ii) any misstatement or omission or alleged misstatement or omission of a material fact stated in the Prospectus or preliminary prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such misstatement or omission is contained in any information furnished in writing by such Stockholder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim.  In no event shall the liability of such Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such indemnification obligation.  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel), a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person) in which case of such clauses (A) through (D), the indemnifying party will pay the reasonable fees, disbursements or other charges of such additional counsel or counsels.  If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party.  No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.

(d)                                 Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 4.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then such proportion as is appropriate to reflect not only the relevant fault referred to in clause (i) above but also the relative benefit of the indemnifying party on the one hand and of the indemnified party or parties on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits of such parties shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses).  The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.09(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 4.09(a) and Section 4.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 4.09(d), in connection with any Registration Statement filed by the Company, a Participating Stockholder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Stockholder pursuant to Section 4.09(b).  If indemnification is available under this Section 4.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.09(a) and (d)  hereof without regard to the provisions of this Section 4.09(d).  The remedies provided for in this Section 4.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 4.10                             Rules 144 and 144A and Regulation S.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Sponsors, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Sponsors may reasonably request, all to the extent required from time to time to enable the Sponsors to sell Registrable Securities without Registration in accordance with the provisions of this Agreement, under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 4.11                             Company Cooperation.  The Company agrees to cooperate with any of the CPPIB Entities and use reasonable efforts to provide such information or certifications as may reasonably be required by any of the CPPIB Entities in the event a CPPIB Entity makes an application to the Ontario Securities Commission for a discretionary order providing a prospectus exemption from applicable Canadian securities laws to facilitate the resale of the Shares; provided, however, the Company shall only be required to comply with the foregoing if

(a) such application to the Ontario Securities Commission would not give rise to the Company having any listing obligations or ongoing reporting obligations in Canada and (b) the application to the Ontario Securities Commission arises in connection with a CPPIB Entity’s proposed resale of Shares on the NYSE or such other exchange on which the Shares are then traded.

ARTICLE V.

GENERAL PROVISIONS

Section 5.01                             Termination.  Except for the provisions of this Article V, this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder when such Stockholder ceases to hold any Shares.

Section 5.02                             Entire Agreement; Amendment.  This Agreement sets forth the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein and supersedes and replaces any prior or contemporaneous understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto.  No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by the Altice Entities, the Next Alt Entities, the BCP Entities and the CPPIB Entities.  There are no other agreements with respect to the transactions contemplated herein between any Stockholders or any of their Affiliates relating to the Company.  Each party hereto to this Agreement shall receive notice of any amendments and copies of any material amendment to this Agreement.

Section 5.03                             Waivers.  No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed.  No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 5.04                             Information Rights.  (a) Subject to the terms of Section 5.12, each of the Company and the Stockholders agrees and acknowledges that each Observer may share confidential, non-public information about the Company and its subsidiaries with the Stockholder who designated such Observer and its Affiliates on a confidential basis and solely for the purposes of evaluating such Stockholder’s investment in the Company.

(b)                                 For as long as each of the Sponsor Entities individually own one percent (1%) or more of the issued and outstanding Class A Shares and Class B Shares (without regard to the voting power of such Class B Shares), each of those Stockholders shall be entitled to receive as soon as available and, in any event, no later than thirty (30) days after the end of each calendar month, the un-audited monthly management accounts of the Company and its subsidiaries on a consolidated basis; provided, however, that at any time and from time to time (upon written notice to the Company), each Sponsor Entity may elect to suspend the receipt of the information provided by the Company under this Section 5.04(b).

Section 5.05                             Tax Matters.  Each of Next Alt, the Company and its subsidiaries shall cooperate with the Stockholders in, and use their reasonable best efforts to provide the Stockholders all requested information, records, and documents related to the Company and its subsidiaries or any Pre-IPO Entity that are reasonably necessary for (i) the completion of tax and information returns of the Stockholders or the Stockholders’ compliance with any applicable tax laws, including with respect to withholding tax obligations, (ii) the preparation for and defense of any audits or other disputes with any Governmental Entity regarding any taxes or tax returns to the extent related to the Stockholders’ direct or indirect investment in the Company and its subsidiaries or any Pre-IPO Entity, (iii) obtaining any rulings or similar determinations regarding taxes from any Governmental Entity to the extent related to the Stockholders’ direct or indirect investment in the Company and its subsidiaries or any Pre-IPO Entity and, in so far as Next Alt and its group companies will not be materially prejudiced by such cooperation, maintaining the validity of such ruling or determination, (iv) providing such additional information or other documentation as any Stockholder may reasonably request in order to provide information to any of its direct or indirect owners regarding taxes to the extent related to the Stockholders’ direct or indirect investment in the Company and its subsidiaries or any Pre-IPO Entity and (v) responding to any inquiry from any Governmental Entity regarding taxes, or obtaining refunds of, or exemptions from any, withholding taxes imposed on any Stockholder or any of its direct or indirect owners as a result of its direct or indirect investment in the Company and its subsidiaries or any Pre-IPO Entity. Without limiting the generality of the foregoing, (x) in the event that the Company makes or has made any actual or deemed distribution to its shareholders, the Company shall make commercially reasonable efforts to provide to the Stockholders such information regarding the current and accumulated  “earnings and profits” of the Company (including any projections with respect to current earnings and profits) as any Stockholder may reasonably request or order to determine what portion (if any) of any such distribution is a dividend for U.S. federal income tax purposes and (y) the Company shall, and Next Alt shall cause the Company to, (1) provide to any Stockholder, upon such Stockholder’s request and within thirty (30) days following such request, a certification as to the Company’s status as a United States real property holding company, in accordance with Treasury Regulations Sections 1.897-2(g)(1)(ii) and 1.897-2(h)(1), and (2) in connection with the provision of any certification pursuant to the preceding clause (1), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h)(2).

Section 5.06                             Assignment; Benefit; Additional Parties.

(a)                                 Subject to Section 5.06(c), the rights and obligations hereunder shall not be assignable without the prior written consent of the Company, Altice, the Altice Entities, Next Alt, the Next Alt Entities and the Sponsor Entities; provided, however, that an Altice Entity or a Next Alt Entity may assign its rights and obligations to (i) in the case of any Altice Entity, (A) any other Altice Entity or (B) any Affiliate of an Altice Entity, (ii) in the case of any Next Alt Entity, (A) any other Next Alt Entity or (B) any Affiliate of a Next Alt Entity, (iii) Patrick Drahi, his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit, and (iv) any Affiliate of Patrick Drahi, his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit.  Any assignment of rights or obligations in violation of this Section 5.06 shall be null and void.

(b)                                 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement except as set forth in Section 4.09.

(c)                                  Upon the request of any Sponsor Entity, any Altice Entity or any Next Alt Entity, the Company shall make any Permitted Transferee of such Sponsor Entity, Altice Entity or Next Alt Entity who acquires Shares or rights to acquire Shares from the Company after the date hereof a party to this Agreement as a Stockholder and a Sponsor Entity, Altice Entity or Next Alt Entity, as the case may be, and to succeed to all of the rights and obligations of a Stockholder and a Sponsor Entity, Altice Entity or Next Alt Entity, as the case may be, under this Agreement by obtaining an executed Joinder Agreement.  Upon the execution and delivery of a Joinder Agreement by such Permitted Transferee, the Shares acquired by such Permitted Transferee shall be Registrable Securities to the extent provided herein, such Permitted Transferee shall be a Stockholder and a Sponsor Entity, an Altice Entity or a Next Alt Entity, as the case may be, under this Agreement with respect to the acquired Shares.

Section 5.07                             Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining, provisions shall not in any way be affected or impaired thereby.

Section 5.08                             Counterparts.  This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Any counterpart may be executed by electronic signature and such electronic signature shall be deemed an original.

Section 5.09                             Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Stockholders at the following addresses (or such other address as such Stockholders may specify by notice to the Company):

If to the Company:

Altice USA, Inc.

One Court Square West

Long Island City, NY 11101

USA

Attention:  David Connolly
Email:  David.Connolly@Alticeusa.com

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

USA

Attention:  Richard Alsop

Email:  Richard.Alsop@shearman.com

If to Altice:

c/o Altice N.V.
Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands
Attention:  Jérémie Bonnin and Natacha Marty
Email:  jeremie.bonnin@altice.net; natacha.marty@altice.net

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

USA

Attention:  Richard Alsop

Email:  Richard.Alsop@shearman.com

If to Next Alt, to:

Next Alt S.à r.l.

5, rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

Attention: Jean-Luc Berrebi
Email:            jean-luc.berrebi@yafit.co

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

USA

Attention:  Richard Alsop

Email:  Richard.Alsop@shearman.com

if to BCP, to:

BC Partners, Inc.
650 Madison Avenue
23rd Floor
New York, NY 10065
USA
Attention:  Raymond Svider
Email:  raymond.svider@bcpartners.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York NY 10022-4834
USA
Attention:              Raymond Lin and John Giouroukakis
Email: raymond.lin@lw.com; john.giouroukakis@lw.com

If to CPPIB, to:

Canada Pension Plan Investment Board
One Queen Street East
Suite 2600, P.O. Box 101
Toronto, ON M5C 2W5
Canada
Attention:  Michael Zelenczuk
Email:  mzelenczuk@cppib.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York NY 10022-4834
USA
Attention:              Raymond Lin and John Giouroukakis
Email: raymond.lin@lw.com; john.giouroukakis@lw.com

Section 5.10                             Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN

RESPECT OF ANY SUCH ACTION OR PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT IN SUCH COURTS OR ANY OTHER COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 5.11                             Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.  The Company or any Stockholder may file an original counterpart or a copy of this Section 5.11 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

Section 5.12                             Confidentiality.

(a)                                 Without the prior written consent of the Board, except (i) to the extent required by law (including requirements of regulatory authorities), rule, regulation or court order, (ii) for disclosure made in accordance with Section 5.05(a), and (iii) for disclosure to financing sources or Affiliates of a Stockholder that have agreed to treat such information in confidence on customary terms pursuant to a legally binding confidentiality obligation to such Stockholders, no Stockholder shall disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, management organization information, operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or information designated as confidential or proprietary that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, “Confidential Information”) to any third Person unless such Stockholder can demonstrate that such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of such Stockholder’s breach of this Section 5.12).

(b)                                 In the event that a Stockholder or any person to whom such Stockholder has disclosed Confidential Information is required by a Governmental Authority to disclose any Confidential Information for legal or regulatory reasons, prior to making such disclosure, such Stockholder will promptly notify in writing the Company, unless prohibited by law, to permit the Company, at its sole expense, to seek a protective order or to take other appropriate action.  Such Stockholder will also, and will direct any person to whom such Stockholder has disclosed Confidential Information to, cooperate as reasonably requested by the Company in connection with the Company’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information (at the Company’s expense).  If, in the absence of a protective order or other remedy or the receipt or waiver by the Company, such Stockholder or any person to whom such Stockholder has disclosed Confidential Information become, based on advice of counsel, legally compelled to disclose Confidential Information to such Governmental Authority or else stand liable for contempt or suffer other censure or penalty, such Stockholder or any person to whom such Stockholder has disclosed Confidential Information, as the case may be, may disclose only the part of the Confidential Information which counsel advises is legally required to be disclosed.  It is hereby understood that certain banking regulatory authorities with jurisdiction over such Stockholder or any person to whom such Stockholder has disclosed Confidential Information may conduct ordinary course examinations of books and records of such person, and that disclosure of Confidential Information in such circumstances solely for the purposes of examination may occur without prior written notice or consent of the Company or compliance with the provisions of this Section 5.12(b); provided, that in the event such examination is not in the ordinary course, or is targeted at the Company, its subsidiaries or any of their respective Affiliates, such Stockholder or any person to whom such Stockholder has disclosed Confidential Information shall be required to give the Company notice and otherwise comply with the provisions of this Section 5.12(b).

(c)                                  Any Stockholder shall be responsible for any breach of this Section 5.12 by or any person to whom such Stockholder has disclosed Confidential Information and to undertake commercially reasonably precautions to safeguard and protect the confidentiality of the Confidential Information.

(d)                                 Notwithstanding the foregoing, nothing in Section 5.12(a), Section 5.12(b) or Section 5.12(c) shall apply to any Next Alt Entity or any Altice Entity.

Section 5.13                             Specific Performance.  Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 5.14                             No Third Party Liability.  This Agreement may only be enforced against the named parties hereto.  All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 5.15                             Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that the Company or the parties hereto determine to be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

Section 5.16                             Splits.  If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger (including a domestic or cross-border legal merger), consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ALTICE USA, INC.

By:	/s/ David Connolly
Name:	David Connolly
Title:	EVP — General Counsel

[Signature Page to Stockholders and Registration Rights Agreement]

ALTICE N.V.

By:	/s/ Dennis Okhuijsen
Name:	Dennis Okhuijsen
Title:	Authorized Signatory

[Signature Page to Stockholders and Registration Rights Agreement]

NEXT ALT S.À R.L.

By:	/s/ Armelle Koelf
Name:	Armelle Koelf
Title:	Authorized Signatory

[Signature Page to Stockholders and Registration Rights Agreement]

SUDDENVISION S.A.R.L.

By:	/s/ Christelle Retif
Name:	Christelle Retif
Title:	Manager

By:	/s/ Naim Gjonaj
Name:	Naim Gjonaj
Title:	Manager

BC EUROPEAN CAPITAL IX-1 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-2 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

[Signature Page to Stockholders and Registration Rights Agreement]

BC EUROPEAN CAPITAL IX-3 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-4 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-5 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

[Signature Page to Stockholders and Registration Rights Agreement]

BC EUROPEAN CAPITAL IX-6 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-7 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-8 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

[Signature Page to Stockholders and Registration Rights Agreement]

BC EUROPEAN CAPITAL IX-9 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-10 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

BC EUROPEAN CAPITAL IX-11 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

[Signature Page to Stockholders and Registration Rights Agreement]

BC EUROPEAN CAPITAL — SUDDENLINK CO-INVESTMENT-1 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

BC EUROPEAN CAPITAL — SUDDENLINK CO-INVESTMENT-2 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

BC EUROPEAN CAPITAL — SUDDENLINK CO-INVESTMENT-3 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

[Signature Page to Stockholders and Registration Rights Agreement]

BC EUROPEAN CAPITAL — SUDDENLINK CO-INVESTMENT-4 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

BC EUROPEAN CAPITAL — SUDDENLINK CO-INVESTMENT-5 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

BC EUROPEAN CAPITAL — SUDDENLINK CO-INVESTMENT-6 LP

By: CIE Management IX Limited, its general partner

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

[Signature Page to Stockholders and Registration Rights Agreement]

BC EUROPEAN CAPITAL IX LIMITED

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: As Attorney

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: As Attorney

[Signature Page to Stockholders and Registration Rights Agreement]

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Thomas McKay
Name: Thomas McKay
Title: Authorized Signatory

By:	/s/ Ryan Selwood
Name: Ryan Selwood
Title: Authorized Signatory

[Signature Page to Stockholders and Registration Rights Agreement]

CVC 3 B.V.

By:	/s/ Dennis Okhuijsen
Name: Dennis Okhuijsen
Title: Managing Director

[Signature Page to Stockholders and Registration Rights Agreement]

A4 S.A.

By:	/s/ Armelle Koelf
Name: Armelle Koelf
Title: Authorized Signatory

[Signature Page to Stockholders and Registration Rights Agreement]

UPPERNEXT S.C.S.P.

By:	/s/ Armelle Koelf
Name: Armelle Koelf
Title: Authorized Signatory

[Signature Page to Stockholders and Registration Rights Agreement]

NEPTUNE HOLDING US LP

By:	/s/ David Connolly
Name: David Connolly
Title: EVP — General Counsel

[Signature Page to Stockholders and Registration Rights Agreement]

SCHEDULE A

STOCKHOLDERS

SuddenVision S.a.r.l.

BC European Capital IX-1 LP

BC European Capital IX-2 LP

BC European Capital IX-3 LP

BC European Capital IX-4 LP

BC European Capital IX-5 LP

BC European Capital IX-6 LP

BC European Capital IX-7 LP

BC European Capital IX-8 LP

BC European Capital IX-9 LP

BC European Capital IX-10 LP

BC European Capital IX-11 LP

BC European Capital — Suddenlink Co-Investment-1 LP

BC European Capital — Suddenlink Co-Investment-2 LP

BC European Capital — Suddenlink Co-Investment-3 LP

BC European Capital — Suddenlink Co-Investment-4 LP

BC European Capital — Suddenlink Co-Investment-5 LP

BC European Capital — Suddenlink Co-Investment-6 LP

BC European Capital IX Limited

Canada Pension Plan Investment Board

CVC 3 B.V.

A4 S.A.

Uppernext S.C.S.p.

Altice N.V.

Neptune Holding US LP

Next Alt S.à r.l

SCHEDULE B

ALTICE ENTITIES

CVC 3 B.V.

Altice N.V.

SCHEDULE C

BCP ENTITIES

SuddenVision S.a.r.l.

BC European Capital IX-1 LP

BC European Capital IX-2 LP

BC European Capital IX-3 LP

BC European Capital IX-4 LP

BC European Capital IX-5 LP

BC European Capital IX-6 LP

BC European Capital IX-7 LP

BC European Capital IX-8 LP

BC European Capital IX-9 LP

BC European Capital IX-10 LP

BC European Capital IX-11 LP

BC European Capital — Suddenlink Co-Investment-1 LP

BC European Capital — Suddenlink Co-Investment-2 LP

BC European Capital — Suddenlink Co-Investment-3 LP

BC European Capital — Suddenlink Co-Investment-4 LP

BC European Capital — Suddenlink Co-Investment-5 LP

BC European Capital — Suddenlink Co-Investment-6 LP

BC European Capital IX Limited

SCHEDULE D

CPPIB ENTITIES

Canada Pension Plan Investment Board

SCHEDULE E

NEXT ALT ENTITIES

Next Alt S.à r.l

Next Luxembourg S.C.S.p.

A4 S.A.

Uppernext S.C.S.p.

EXHIBIT A

Joinder Agreement

FORM OF JOINDER TO THE AMENDED AND RESTATED STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) to the Stockholders Agreement (as defined below) is dated as of [•], by and among [Stockholder], (the “Stockholder”) and Altice USA, Inc., a Delaware corporation (the “Company”).  Reference is made to that certain Amended and Restated Stockholders and Registration Rights Agreement, dated as of [•], 2018 (as amended, the “Stockholders Agreement”), by and among the Company and the other parties thereto.  All capitalized terms used and not otherwise defined in this Joinder shall have the meaning assigned to such terms in the Stockholders Agreement.

WHEREAS, the Stockholder, as of the date hereof, owns either directly and of record, or indirectly, the number of Shares set forth on Exhibit A attached hereto; and

WHEREAS, pursuant to the Stockholders Agreement, the Stockholder, who prior to the date hereof was not a party to the Stockholders Agreement, desires to become a party to the Stockholders Agreement and a “Stockholder” thereunder by executing this Joinder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, as follows:

1.                                      Joinder.  The Stockholder hereby agrees that, as of the date hereof, it is hereby made a party to the Stockholders Agreement and a “Stockholder” under the Stockholders Agreement.  The Stockholder hereby agrees that, as of the date hereof, it will be bound by, and subject to, and will comply with all of the representations, warranties, covenants, agreements, obligations, duties, terms and conditions of the Stockholders Agreement that are applicable to a “Stockholder”, including without limitation, the representations and warranties made to the Company by each Stockholder, severally and not jointly, in Section 2.01 of the Stockholders Agreement and the confidentiality obligations set forth in Section 5.12 of the Stockholders Agreement, in each case, as if the Stockholder was an original signatory thereto.  Execution and delivery of this Joinder by the Stockholder shall also constitute execution and delivery by the Stockholder of the Stockholders Agreement, without further action of any party.

2.                                      Schedules.  If necessary and appropriate, the Company will amend the schedules to the Stockholders Agreement and the books and records of the Company to reflect the information set forth by the Stockholder in Exhibit A hereto.

3.                                      Headings.  The headings in this Joinder have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

4.                                      Successors and Assigns; Binding Effect.  The terms and conditions of this Joinder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

5.                                      Governing Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Joinder, and all claims and disputes arising hereunder or thereunder or in connection herewith or therewith, whether purporting to be sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.                                      Counterparts.  This Joinder may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

7.                                      Notices.  All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given to the Stockholder pursuant to the Stockholders Agreement as a result of this Joinder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Stockholder at the following addresses (or such other address as such Stockholder may specify by notice to the Company):

[•]

Attention:  [•]

Email:  [•]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Joinder to be signed and delivered as of the day and year first above written.

[STOCKHOLDER]

By:
Name:
Title:

ALTICE USA, INC.

By:
Name:
Title:

EXHIBIT A TO JOINDER AGREEMENT

[To Come]